UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13305	75-1971716
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 684-3727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, on December 19, 2008, the Board of Directors of Parallel Petroleum Corporation approved an amendment to each of the following stock option plans (individually a “Plan”):

•	Parallel Petroleum Corporation Non-Employee Directors Stock Option Plan;

•	Parallel Petroleum Corporation 1998 Stock Option Plan;

•	Parallel Petroleum Corporation 2001 Non-Employee Directors Stock Option Plan; and

•	Parallel Petroleum Corporation Employee Stock Option Plan.

The amendments add a sentence to the end of Article 7(c) or Section 7(c) of each Plan, as applicable, which provides that the fair value of options granted under the Plan shall be adjusted, where necessary, so that the fair value of the option immediately after specified events or transactions is equal to the fair value of the option immediately prior to such events or transactions by adjusting (i) the number and type of shares of stock which are subject to the option; and/or (ii) the purchase price per share of stock which are subject to the option; and/or (iii) making such other adjustments as may be appropriate, in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and final regulations and other guidance issued thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Parallel Petroleum Corporation Non-Employee Directors Stock Option Plan
10.2	Parallel Petroleum Corporation 1998 Stock Option Plan
10.3	Parallel Petroleum Corporation 2001 Non-Employee Directors Stock Option Plan
10.4	Parallel Petroleum Corporation Employee Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

By: /s/ Larry C. Oldham Larry C. Oldham, President and Chief Executive Officer

Dated: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Parallel Petroleum Corporation Non-Employee Directors Stock Option Plan
10.2	Parallel Petroleum Corporation 1998 Stock Option Plan
10.3	Parallel Petroleum Corporation 2001 Non-Employee Directors Stock Option Plan
10.4	Parallel Petroleum Corporation Employee Stock Option Plan